Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

(Suite 300 - Laboratory)

This Third Amendment to Lease Agreement (“Amendment”) is dated to be effective as of the 27 day of September 2021 (“Effective Date”), by and between Pegasus Properties, L.P., a Wisconsin limited partnership (“Lessor”), and HTG Molecular Diagnostics, Inc., a Delaware corporation, formerly known as High Throughput Genomics, Inc. (“Lessee”).

RECITALS

            A.      Lessor and Lessee entered that certain Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated July 11, 2008 (the “Suite 300 Lease”), pursuant to which Lessor leases to Tenant approximately 12,600 square feet of office/warehouse/light manufacturing/R&D space (“Suite 300 Premises”) in that certain building that is commonly known as 3430 E. Global Loop, Suite 300, Tucson, Arizona 86706, as more particularly described in the Suite 300 Lease.

             B.     On August 4th, 2015 Lessor and Lessee entered into the First Amendment to the Suite 300 Lease Agreement extending the Lease by approximately 5 years among other agreements.

            C.     On December 8th, 2020 Lessor and Lessee entered into the Second Amendment to the Suite 300 Lease Agreement extending the Lease by approximately 1 year among other agreements.

D.For reference purposes only, Lessor and Lessee also entered into that certain Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated May 11, 2011 (as it may be amended on or around the Effective Date, the “Suite 100 Lease”), pursuant to which Lessor leases to Lessee approximately 17,500 square feet of office and warehouse space (“Suite 100 Premises”) in that certain building that is commonly known as 3400 E. Global Loop, Suite 100, Tucson, Arizona 86706, as more particularly described in the Suite 100 Lease. The Suite 100 Lease was subsequently amended with the Third Amendment, dated       December 8th, 2020 adding approximately 7,000 square feet (Suite 200) to Suite 100 for a total of approximately 24,500 square feet and extending the Term to January 31st, 2022.

The parties acknowledge that the Suite 100 Lease constitutes a separate legal obligation from the Suite 300 Lease for all purposes except as expressly set forth herein.

E.Lessor and Lessee now desire to, among other things, extend the lease term, and amend the option to renew the Suite 300 Lease.

F.All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Suite 300 Lease.

Now therefore, in consideration of the covenants and obligations contained herein, Lessor and Lessee agree as follows:

AGREEMENTS

1.Recitals. The Recitals above are true and correct and form a part of this Amendment.

2.Extension of Term.  The Term of the Suite 300 Lease is hereby extended for a period of three (3) years, commencing on February 1st, 2022, and expiring at 11:59 PM, Arizona time, on January 31st, 2025 which will also be referred to as the Expiration Date referred to in the Suite 300 Lease, subject to further renewal options as set forth in Section 2 below.

            3.   Renewal Options.  Section 3.2 of the Suite 300 Lease is replaced, and will read in its entirety, as follows:  Lessee shall have one option to renew the Suite 300 Lease for an additional period of two (2) years upon the same terms and conditions of the Suite 300 Lease as amended herein (“Renewal Term”), except that the Lease Rate will be set at rates currently applicable for like/kind buildings within the market but in no event less than the last effective rent rate (including annual increases if any) paid by Lessee. If Lessee elects to exercise such option to renew, Lessee shall give Lessor written notice of exercise of the option not later than June 30th, 2024.

4.Base Rent.

(a)Notwithstanding anything in the Suite 300 Lease to the contrary, commencing on February 1st, 2022 and continuing to January 31st, 2025 the monthly base rent for the Suite 300 Premises shall be Fifteen Thousand Seven Hundred Thirty Five and no/100 dollars ($15,735.00), payable in accordance with the terms and conditions of the Suite 300 Lease, as amended in the First and Second Amendments and pursuant to this Amendment.

5.No Other Changes.  Except as modified herein and in the First and Second Lease

Amendments, all terms and conditions of the Suite 300 Lease shall remain unchanged and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

LESSOR: Pegasus Properties, L.P. By:/s/ Matt Schmidt Matt Schmidt Managing Partner	LESSEE: HTG Molecular Diagnostics By:/s/ Shaun McMeans Shaun McMeans Chief Financial Officer